Exhibit 10.2
THE E.W. SCRIPPS COMPANY
CASH AWARD AGREEMENT
(CEO Award)
Summary of Award
The E.W. Scripps Company (the “Company”) grants to the individual named below, in accordance with the terms of The E.W. Scripps Company 2023 Long-Term Incentive Plan, as amended from time to time (the “Plan”) and this Cash Award Agreement (the “Agreement”), the contingent right to receive the Target Cash Amount set forth below (the “Award”):
Name of Grantee:            Adam Symson
Target Cash Amount:            $10,000,000
Date of Grant:                February 24, 2026
Performance Objectives:    The Performance Objectives set forth in Appendix-1.
Performance Period:    January 1, 2026, through (and including) December 31, 2029
Terms of Agreement
1.Grant of Award. Subject to and upon the terms, conditions, and restrictions set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee as of the Date of Grant the opportunity to earn all, a portion, or a multiple of the Target Cash Amount set forth above.
2.Performance Objectives. The Grantee’s right to receive payment of all, a portion or a multiple of the Target Cash Amount will be contingent upon the extent to which the Company achieves the Performance Objectives for the Performance Period, as determined in accordance with the performance schedule and payout curve established under Appendix-1 (the “Performance Matrix”).
3.Opportunity to Earn the Target Cash Amount.
(a)After the end of the Performance Period, the Compensation & Talent Management Committee (the “Committee”) will determine the extent, if any, to which the Performance Objectives have been attained and will determine the percentage, if any, of the Target Cash Amount that will become payable to the Grantee in accordance with the Performance Matrix. Except as provided in Section 3(b) below or Section 2 of the Performance Matrix, the Grantee must be employed with the Company or a Subsidiary on the last day of the Performance Period to be eligible to vest in the percentage of the Target Cash Amount earned as set forth in the Performance Matrix.
(b)Notwithstanding Section 3(a) to the contrary, if (i) a Corporate Transaction (as defined in the Performance Matrix) occurs during the Performance Period and (ii) the Grantee is employed with the Company or a Subsidiary immediately prior to the Corporate Transaction, then the Grantee will vest in a percentage of the Target Cash Amount on the terms, and subject to the conditions, set forth in Section 3 of the Performance Matrix. The Grantee specifically acknowledges that the provisions of this Section 3(b), rather than Section 22 of the Plan, will apply to determine the vesting of the Award upon a Corporate Transaction.
4.Forfeiture of Award.
(a)If the Grantee ceases to be employed by the Company and its Subsidiaries prior to the last day of the Performance Period, then except as otherwise provided in Section 2 of the Performance Matrix, the Award will thereupon automatically be forfeited, terminated and cancelled as of the applicable termination date without payment of any consideration by the Company, and the Grantee, or the Grantee’s legal representative, as the case may be, will have no further rights hereunder. Moreover, if the Grantee breaches any of his duties and obligations under Sections 8 and 10 of his employment agreement with the Company dated as of the Date of Grant, as amended from time-to-time (the “Employment Agreement”) (whether during his employment with the Company and its Subsidiaries or thereafter) and the breach, to the extent it is curable, is not cured by Grantee within ten (10) calendar days following receipt of written notice from the Company of such breach, then the Award will thereupon automatically be forfeited, terminated and cancelled as of the end of the cure period without payment of any consideration by the Company, and the Grantee, or the Grantee’s legal representative, as the case may be, will have no further rights hereunder (and the Company specifically retains the right to pursue any other legal or equitable remedies it may have in connection with that breach as set forth in the Employment Agreement).
(b)Notwithstanding any provision contained herein to the contrary, this Agreement, and any amounts that the Grantee may receive pursuant to this Agreement, are subject to the forfeiture and repayment provisions of Section 23 of the Plan (Detrimental Activity; Forfeiture and Recoupment), including, without limitation, the provisions of any applicable compensation recovery policy adopted by the Company. For this purpose, and notwithstanding anything contained in the Plan to the contrary, the Grantee shall not be considered to have engaged in Detrimental Activity, to the extent such activity is curable, unless the Company shall have notified the Grantee in writing describing the Detrimental Activity and such activity is not cured by the Grantee within ten (10) calendar days following receipt of such written notice. This Section 4(b) will survive and continue in full force in accordance with its terms notwithstanding any termination of the Grantee’s employment or the payment of the Award as provided herein.
5.Payment of Cash Amount. Except as may be otherwise provided in Section 2 or Section 3 of the Performance Matrix, the Company will pay to the Grantee the vested percentage of the Target Cash Amount, in cash (without interest), within sixty (60) calendar days following the end of the Performance Period (provided that in the event of the Grantee’s death, if additional time is needed for administrative reasons, the payment of the vested percentage of the Target Cash Amount may be made at such later time as is permitted under Section 409A of the Code). The Company may, in its discretion, pay any or all cash amounts due under this Agreement through its payroll system (or through the payroll system of a designated Subsidiary) or via a direct deposit to a brokerage investment account maintained on the Grantee’s behalf by a third-party administrator appointed by the Company.
6.Unsecured Creditor. This Agreement represents an unfunded and unsecured promise of the Company to deliver cash in the future, subject to the terms and conditions of this Agreement, the Plan and the Policy, and the rights of the Grantee will be no greater than those of an unsecured general creditor. No assets of the Company will be held or set aside as security for the obligations of the Company under this Agreement.

7.Transferability. No right or interest of the Grantee under this Agreement will, without the written consent of the Company, be (a) assignable or transferable in any manner, except by will or the laws of descent and distribution, (b) subject to alienation, anticipation, sale, pledge, encumbrance, attachment, garnishment or other legal process or (c) in any manner subject to the debts or liabilities of the Grantee. Any purported transfer or encumbrance in violation of the provisions of this Section 7 will be void, and the other party to any such purported transaction will not obtain any rights to or interest in such Award.
8.No Employment Contract; No Rights as Shareholder. Nothing contained in this Agreement will confer upon the Grantee any right with respect to continuance of employment by the Company and its Subsidiaries, nor limit or affect in any manner the right of the Company and its Subsidiaries to terminate the employment or adjust the compensation of the Grantee. The Award does not provide the Grantee with any rights as a shareholder of the Company, or as a shareholder, stockholder, partner, or member of any Subsidiaries.
9.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan will not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement or other benefit or compensation plan maintained by the Company or a Subsidiary and will not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
10.Taxes and Withholding. The Company or any Subsidiary (as applicable) are authorized to withhold from any payment due under this Agreement the amount of all federal, state, local or other taxes due in respect of such payment and take any such other action as may be necessary or appropriate, as determined by the Company, to satisfy all obligations for the payment of such taxes. If the Company or any Subsidiary is required to withhold any federal, state, local or other taxes on any amount under this Agreement at any time other than upon payment, then the Company or Subsidiary (as applicable) will have the right in its sole discretion to (a) require the Grantee to pay or provide for payment of the required tax withholding, or (b) deduct the required tax withholding from any amount of salary, bonus, incentive compensation or other amounts otherwise payable in cash to the Grantee (other than deferred compensation subject to Section 409A of the Code), or (c) reduce the amount otherwise payable hereunder by an amount equal to the applicable tax withholding, plus additional taxes, if any, related to the deemed acceleration of payment of the payment.
11.Amendments; Waiver. No amendment of the Plan or this Agreement will adversely affect the rights of the Grantee under this Agreement without the Grantee’s consent unless the Committee determines, in good faith, in accordance with Section 19 of this Agreement, that such amendment is required for the Agreement to either be exempt from the application of, or comply with, the requirements of Section 409A of the Code. No waiver by the Company at any time of any breach by the Grantee of, or compliance with, any term or condition of this Agreement to be performed by the Grantee will be deemed a waiver of the same, any similar or any dissimilar term or condition at the same or at any prior or subsequent time.
12.Severability. If one or more of the provisions of this Agreement will be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
13.Relation to Plan. To the extent not inconsistent with the provisions of this Agreement, this Agreement is subject to the terms and conditions of the Plan. If there is any inconsistency between the provisions of this Agreement and the Plan, this Agreement will govern. Capitalized terms used herein (including Appendix-1 hereto) without definition will have the meanings assigned to them in the Plan. The Committee acting pursuant to the Plan, as constituted from time to time, will, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Award, and its determinations will be final, binding and conclusive; provided, however, that notwithstanding any provision of the Plan to the contrary, if the Grantee disputes a determination of the Committee that was made by the Committee after a Change in Control, then the Grantee shall be entitled to de novo review of that determination by a court of competent jurisdiction.
14.Successors and Assigns. Without limiting Section 7 above, the provisions of this Agreement will inure to the benefit of, and be binding upon, the permitted successors, administrators, heirs, legal representatives and assigns of the Grantee, and the successors and assigns of the Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. “Company” means the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid that assumes and agrees to perform this Agreement by operation of law or otherwise.
15.Governing Law. The interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Ohio, without giving effect to the principles of conflict of laws thereof.
16.Use of Grantee’s Information. Information about the Grantee and the Grantee’s participation in the Plan may be collected, recorded, and held, used and disclosed for any purpose related to the administration of the Plan. The Grantee understands that such processing of this information may need to be carried out by the Company and its Subsidiaries and by third party administrators whether such persons are located within the Grantee’s country or elsewhere, including the United States of America. The Grantee consents to the processing of information relating to the Grantee and the Grantee’s participation in the Plan in any one or more of the ways referred to above.
17.Electronic Delivery. The Grantee hereby consents and agrees to electronic delivery of any documents that the Company may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Grantee understands that, unless earlier revoked by the Grantee by giving written notice to the Secretary of the Company, this consent will be effective for the duration of the Agreement. The Grantee also understands that he or she will have the right at any time to request that the Company deliver written copies of any and all materials referred to above at no charge. The Grantee hereby consents to any and all procedures the Company has established or may establish for an electronic signature system for delivery and acceptance of any such documents that the Company may elect to deliver, and agrees that his or her electronic signature is the same as, and will have the same force and effect as, his or her manual signature. The Grantee consents and agrees that any such procedures and delivery may be effected by a third party engaged by the Company to provide administrative services related to the Plan.
18.Entire Agreement. This Agreement (along with Appendix-1 attached hereto and the Plan) contains all of the understandings and representations between the Company and the Grantee relating to a special cash award to be granted under Section 3(c) of the Employment Agreement and supersedes all prior and contemporaneous negotiations, discussions, correspondence, communications, understandings, offer letters, term sheets and agreements, both written and verbal, that relate to the subject matter of this Agreement in any way.

19.Section 409A. The Company and the Grantee intend that this Award will be exempt from the application of, or comply with, the requirements of Section 409A of the Code and the Committee will interpret the provisions of this Agreement in a manner consistent with that intent. The Committee will have the right in its sole discretion (without any obligation to do so or to indemnify the Grantee or any other person for failure to do so) to adopt such amendments to the Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Committee determines, in good faith, are necessary or appropriate for this Award to be exempt from the application of, or comply with, the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Company makes no representations or warranties as to the tax treatment of the Award under Section 409A of the Code or otherwise. The Company will have no obligation to avoid the taxes, penalties or interest under Section 409A of the Code with respect to the Award and will have no liability to the Grantee or any other person if the Award or the payments under this Agreement are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A of the Code.
(Signatures are on the following page)

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer, and the Grantee has also executed this Agreement, as of the Date of Grant.
THE E.W. SCRIPPS COMPANY

/s/ Kim Williams
By: Kim Williams
Its: Chair of the Board
Please note that you must accept the Award online in accordance with the procedures established by the Company and the Plan administrator no later than August 1, 2026 or this Agreement may be cancelled by the Company, in its sole discretion. By accepting the Award in accordance with these procedures, you acknowledge that a copy of the Plan, Plan Summary and Prospectus, and the Company’s most recent Annual Report and Proxy Statement (the “Prospectus Information”) either have been received by you or are available for viewing at the Corporate Office, and consent to receiving this Prospectus Information electronically, or, in the alternative, agree to contact Robert Oestreicher, SVP, Corporate Counsel, The E. W. Scripps Company, 312 Walnut Street, Suite 2800, Cincinnati, OH 45202; 513-977-3912 (telephone); 513-977-3720 (facsimile), to request a paper copy of the Prospectus Information at no charge. You also represent that you are familiar with the terms and provisions of the Prospectus Information and hereby accept the Award on the terms, and subject to the conditions, set forth herein and in the Plan.
The terms and conditions of the Plan and this Agreement constitute a legal contract that will bind both you and the Company as soon as you accept the Award.